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                                                                    Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Nortel Networks Corporation (the "Corporation"), relating to the offering and sale of 30,000,000 common shares of the Corporation, of our Independent Auditors' Report dated February 1, 2001, except as to the first paragraph of note 22, which is as of May 11, 2001, and notes 3, 4 and 24, which are as of June 14, 2001, appearing in the Corporation's current report on Form 8-K dated August 8, 2001 for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Toronto, Canada
September 28, 2001



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